Exhibit 99.1

Morphic to Present at the 42nd Annual J.P. Morgan Healthcare Conference

-Dr. Praveen Tipirneni, returns in full capacity as Chief Executive Officer from medical leave-

WALTHAM, Mass., Jan. 03, 2024 -- Morphic Therapeutic (Nasdaq: MORF), a biotechnology company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today announced that Praveen Tipirneni, M.D., Chief Executive Officer of Morphic, has returned in full capacity from a previously announced temporary medical leave of absence and will present at the 42nd Annual J.P. Morgan Healthcare Conference on Wednesday, January 10, 2024 at 3:45 PM PT/6:45 PM ET. A live webcast of the presentation will be available on the Investor section of Morphic’s website at www.morphictx.com. An archived replay will be available on the company’s website following the conference.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. Morphic is also advancing its pipeline and discovery activities in collaboration with Schrödinger using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

###

Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718